FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              EQUUS II INCORPORATED
             [Exact name of registrant as specified in its charter]

         Delaware                                 76-0345915
(State of incorporation             (I.R.S. Employer Identification No.)
      or organization)

                         2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019
               (Address of principal executive offices) (Zip Code)


      Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                                Name of each exchange
   to be so registered:                                on which each class
                                                       is to be registered:

    Common Stock                                       New York Stock Exchange

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X].

      If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form relates:____________ (if applicable)

      Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

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
ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      (a)   CAPITAL STOCK.
            The description of the Registrant's Common Stock, $.001 par value per share, set forth under the caption "Description of Common Stock" in The Registrant's Registration Statement on Form N-2 filed on March 5, 1996 (Registration No. 333-01431), as amended, is incorporated herein by reference.

      (b)   DEBT SECURITIES.

            Not applicable.

      (c) WARRANTS AND RIGHTS TO BE REGISTERED.

            Not applicable.

      (d) OTHER SECURITIES TO BE REGISTERED.

            Not applicable.

      (e)   MARKET INFORMATION FOR SECURITIES OTHER THAN COMMON EQUITY.

            Not applicable.

      (f)   AMERICAN DEPOSITORY RECEIPTS.

            Not applicable.

ITEM 2.     EXHIBITS.

      3(a) Restated Certificate of Incorporation of the Registrant dated March 4, 1992 [Incorporated by reference to Exhibit 3(a) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1991].

      3(b) Amended and Restated By-laws of the Registrant [Incorporated by reference to Exhibit 3(c) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995].

      All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

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
      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          EQUUS II INCORPORATED

                                          By: /S/ NOLAN LEHMANN
                                             Nolan Lehmann, President


Dated: May 12, 1998

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